Exhibit 10.1
Common Stock and Warrant Purchase Agreement
     This Common Stock and Warrant Purchase Agreement (this “Agreement”) is made as of October 28, 2005, by and among O2Diesel Corporation, a Delaware corporation (the “Company”), and Abengoa Bioenergy R&D, Inc., a Missouri corporation (the “Purchaser”) (the Company and the Purchaser each a “Party” and collectively the “Parties”).
     Whereas, Purchaser desires to purchase, and Company desires to sell, a certain number of shares of common stock of the Company and warrants for a certain number of additional shares of common stock of the Company, with a par value of $0.0001 per share, for the consideration and on the terms set forth in this Agreement;
     Now, therefore, in consideration of the mutual promises and covenants herein, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
1. Authorization and Sale of Common Stock and Warrants
     1.1 Authorization of Common Stock and Warrants. The Company has authorized the sale and issuance to the Purchaser of 6,419,840 shares (the “Shares”) of its Common Stock, par value $ 0.0001 per share (the “Common Stock”), and warrants to purchase 2,853,262 shares of Common Stock (the “Warrants”), such Warrants having the terms set forth in the form attached hereto as Exhibit A. The Shares and Warrants to be purchased hereunder are referred to collectively as the “Units”, and a single “Unit” shall consist of one Share and a Warrant to purchase 0.44 Shares. [Note: The number of shares and warrants will be determined on the day prior to the signing of this agreement.]
     1.2 Sale and Issuance of Units. Subject to the terms and conditions hereof, the Company will issue and sell to the Purchaser and the Purchaser will buy from the Company 6,419,840 Units at a per Unit purchase price of $0.564 (the “Per Unit Price”), and at the aggregate purchase price of €3,000,000 (the “Purchase Price”).
     1.3 Assignment of Shares. Purchaser shall have the right to assign the Units to an affiliate at its sole discretion. However, such assignment of Units shall not affect any other rights or obligations of the Parties under this Agreement or any other agreement between the Parties.
     1.4 Registration. The Company agrees to include the Shares in the first registration of its shares it undertakes at any time commencing at least one year after Closing.
2. Closing Date; Delivery of this Agreement
     2.1 Closing Date. It is anticipated that the purchase and sale of the Units hereunder shall be consummated at a closing (the “Closing”) held at the offices of Arnold & Porter LLP, 1600 Tysons Boulevard, Suite 900, McLean, VA 22122 on December 16, 2005, at 10:00 a.m., local time, or at such other date, time and place upon which the Company and the Purchaser shall agree (the date and time of the Closing is hereinafter referred to as the “Closing Date”).

     2.2 Delivery and Payment. At the Closing, the Company will deliver to the Purchaser a certificate or certificates, registered in the Purchaser’s name, representing the Shares and Warrants to be purchased by the Purchaser at the Closing, against payment of the Purchase Price therefor, by wire transfer per the Company’s instructions.
3. Representations and Warranties of the Company
     The Company represents and warrants to the Purchaser that, as of the Closing Date:
     3.1 Organization and Standing. The Company and each of its subsidiaries is a corporation duly organized, validly existing and in good standing (or the local law equivalent) under, and by virtue of, the laws of the jurisdiction of its incorporation. The Company has all requisite legal and corporate power and authority to execute and deliver this Agreement, to sell and to issue the Units hereunder, and to issue the shares of Common Stock issuable upon exercise of the Warrants.
     3.2 Disclosure. The Disclosure Documents (as hereinafter defined) are true, correct and complete in all material respects, and do not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Since the respective dates as of which information was given in the Disclosure Documents, except as otherwise stated therein, there has been no material adverse change in the financial condition, or in the results of operations or affairs of the Company. There is no particular fact, event or other information of which the Company has knowledge that has not been disclosed by the Company in writing to the Purchaser that could reasonably be expected to have the effect of preventing, delaying or making illegal the Closing under this Agreement.
     3.3 Litigation. There is no action, suit, proceeding or dispute pending or, to Company’s knowledge, threatened against Company before or by any government authority that could reasonably be expected to (whether individually or when aggregated with other actions, suits or proceedings) have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated in this Agreement.
     3.4 Consents and Approvals; No Violations. No filing with or notice to, and no permit, authorization, consent or approval of, any Governmental Authority is necessary or appropriate for the execution and delivery by Seller of this Agreement or the consummation by the Company of the transactions contemplated hereby. Neither the execution, delivery and performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will (i) violate the certificate of incorporation or bylaws (or similar governing documents) of the Company, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company is a party or by which the Company or any of its properties or assets may be bound or (iii) violate any Law applicable to the Company or any of its properties or assets.

     3.5 No Default. The Company is not in violation of any term of (i) any agreement or instrument related to indebtedness for borrowed money or any other agreement to which it is a party or by which it is bound, or (ii) any Law, that in the case or either (i) or (ii) above, would materially and adversely affect Company or any of its properties or assets or the ability of Company to consummate and perform the transactions contemplated in this Agreement.
     3.6 Governmental Actions. Other than the AMEX notice of noncompliance as contemplated by Section 3.8 below, the Company has not received, at any time, any notice or other communication (whether oral or written) from any governmental authority or any other Third Party regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any order, statute or regulation to which the Company, or any of the assets owned or used by the Company, are or have been subject.
     3.7 Solvency. The Company is solvent and has assets having a value both at fair valuation and at present fair saleable value greater than the amount required to pay its debts as they become due. The Company does not intend to incur debts beyond its ability to pay such debts as they become due. The Company will not be rendered insolvent by the execution, delivery and performance of its obligations under this Agreement or any other related agreements between the Parties. The Company does not intend to hinder, delay or defraud its creditors by or through the execution, delivery and performance of this Agreement or any other agreement between the Parties.
     3.8 AMEX Compliance. Nothing in this Agreement or the Commercial Agreement violates the AMEX listing requirements or the terms of the compliance plan that the Company has submitted to AMEX. The Company will use its best efforts to comply with AMEX listing requirements and the terms of the Company’s compliance plan.
     3.9 Shares Duly Authorized. The Units have been duly and validly authorized and, when issued, will be duly and validly issued, fully paid and non-assessable, issued in compliance with all applicable federal and state laws concerning the issuance of securities and free of preemptive rights.
     3.10 Availability of Rule 144. Rule 144 (as referenced in Section 4.3 below) is available and is not precluded due to any action or omission of the Company.
4. Representations and Warranties of the Purchaser
     The Purchaser hereby represents and warrants to the Company as follows:
     4.1 Preexisting Relationship with Company; Business and Financial Experience. By reason of its business or financial experience or the business or financial experience of its professional advisors who are unaffiliated with the Company and who are not compensated by the Company, the Purchaser has the capacity to protect its own interests in connection with the purchase of the Units. Purchaser is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (“Securities Act”).

     4.2 Investment Intent; Blue Sky. It is acquiring the Units for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof. It understands that the issuance of the Units and the Shares of Common Stock issuable upon exercise of the Warrants have not been, and may not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the Purchaser’s investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser’s address set forth herein represents the Purchaser’s true and correct state of domicile, upon which the Company may rely for the purpose of complying with applicable “Blue Sky” laws.
     4.3 Rule 144. It acknowledges that the Units and the shares of Common Stock issuable upon exercise of the Warrants must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. It is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a “broker’s transaction” or in a transaction directly with a “market maker,” and the number of shares being sold during any three-month period not exceeding specified limitations.
     4.4 Restrictions on Transfer; Restrictive Legends. It understands that the transfer of the Units and the shares of Common Stock issuable upon exercise of the Warrants is restricted by applicable state and Federal securities laws and by the provisions of this Agreement, and that the certificates representing the Shares, the Warrants and the shares of Common Stock issuable upon exercise of the Warrants will be imprinted with legends in the following form restricting transfer except in compliance therewith:
The securities represented by this certificate have been acquired by the holder for its own account, for investment purposes and not with a view to the distribution of such securities. These securities have not been registered under the securities act of 1933, as amended (the “act”), or any applicable state securities laws and may not be sold or otherwise transferred except (i) pursuant to an effective registration statement under the act and compliance with such state securities laws, (ii) in compliance with Rule 144 under the act and applicable state securities laws, or (iii) upon the delivery to O2Diesel Corporation (the “Company”) of an opinion of counsel or other evidence satisfactory to the company that such registration and/ or compliance is not required.

     4.5 Access to Data; Disclosure Documents. Purchaser acknowledges that it has, to its knowledge, received all such information as Purchaser deems necessary and appropriate to enable it to evaluate the financial risk inherent in making an investment in the Units, including but not limited to the Company’s reports filed under the Securities Exchange Act of 1934, as amended, with the SEC (“Disclosure Documents”). Purchaser further acknowledges that Purchaser has to its knowledge (a) received satisfactory and complete information concerning the business and financial condition of the Company in response to all inquiries in respect thereof, and (b) been given the opportunity to meet with management of the Company. Purchaser has relied solely upon the Disclosure Documents, advice of its representatives, if any, and independent investigations made by the Purchaser and/or its representatives, if any, in making the decision to purchase the Units and acknowledges that no representations or agreements other than those set forth in this Agreement have been made to the Purchaser in respect thereto.
     4.6 Authorization. All action on the part of the Purchaser’s partners, members, board of directors, and stockholders, as applicable, necessary for the authorization, execution, delivery and performance of this Agreement by the Purchaser, the purchase of and payment for the Units and the performance of all of the Purchaser’s obligations under this Agreement have been taken or will be taken prior to the Closing.
5. Covenants of the Company.
     5.1 Board Representation. For so long as the Commercial Agreement, by and between the Company and the Purchaser, dated October 28, 2005 (“Commercial Agreement”) is in effect, the Board of Directors of the Company shall undertake using its best efforts to secure for a candidate put forward by the Purchaser a seat on the Board of Directors of the Company; provided, however, that such candidate must meet all the necessary criteria required by the American Stock Exchange (the “AMEX”) and the SEC to qualify as “independent director” and must otherwise be reasonably acceptable to the Nominating Committee of the Board of Directors of the Company. The Company and the Company’s Board of Directors shall provide the candidate with such reasonable support as is normally afforded to candidates recommended to shareholders. The Company and its Board of Directors will undertake to create an opening on the Board of Directors for Purchaser’s candidate prior to the next director elections being held.
     5.2 Creation of Individual Account. Prior to Closing, the Company shall open an individual, interest-bearing account in the name of its subsidiary, O2Diesel Europe, with which to receive the Purchaser’s wired funds on the Closing Date. This account shall be used exclusively for funds received from Purchaser in accordance with the terms of the Commercial Agreement.
     5.3 AMEX Listing. The Company shall have the Shares, Warrants and shares upon exercise of the Warrant to be issued to the Purchaser under this Agreement authorized and approved by AMEX for listing on AMEX, subject to official notice of issuance.

6. Conditions to Closing of the Purchaser
     The Purchaser’s obligation to purchase the Units is, unless waived in writing by the Purchaser, subject to the fulfillment as of the date of Closing of the following conditions:
     6.1 Representations and Warranties Correct. The representations and warranties made by the Company in Section 3 hereof must have been accurate in all material respects as of the date of this Agreement and must be true and correct in all material respects as of the Closing Date as if made on the Closing Date.
     6.2 Covenants. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company on or prior to the Closing Date shall have been performed or complied with.
     6.3 Listing. The Shares to be issued to the Purchaser under this Agreement shall have been authorized for listing on AMEX, subject to official notice of issuance.
     6.4 Compliance Certificate. The Company shall have delivered to the Purchaser a certificate of the Company, executed by the Chief Executive Officer of the Company, dated as of the date of the Closing and certifying to the fulfillment of the conditions specified in Sections 6.1 and 6.2 of this Agreement.
     6.5 Execution of Commercial Agreement. The Company shall have delivered to the Purchaser the Commercial Agreement, executed by the Chief Executive Officer of the Company.
     6.6 No Proceedings. Since the date of this Agreement, there must not have been commenced or threatened against the Company, or against any affiliate of the Company, any proceeding (i) involving the dissolution, insolvency or bankruptcy of the Company, or (ii) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the transactions contemplated in this Agreement.
     6.7 No Prohibition. Neither the consummation nor the performance of any of the transactions contemplated in this Agreement will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Purchaser or any affiliate of Purchaser to suffer any material adverse consequence under any applicable law, regulation, order, or other prohibition that has been published, introduced, or otherwise proposed by or before any governmental entity.
     7. Conditions to Closing of the Company
     The Company’s obligation to sell and issue the Units is, unless waived in writing by the Company, subject to the fulfillment as of the date of Closing of the following conditions:
     7.1 Representations and Warranties Correct. The representations made in Section 4 hereof by the Purchaser shall be true and correct in all material respects as of the date of Closing.

     7.2 Listing. The Shares, Warrants and shares upon exercise of the Warrant to be issued to the Purchaser under this Agreement authorized and approved by AMEX for listing on AMEX, subject to official notice of issuance.
     7.3 Execution of Commercial Agreement. The Purchaser shall have delivered to the Company the Commercial Agreement, executed by the Director of the Purchaser.
8. Miscellaneous
     8.1 Termination. This Agreement may be terminated (a) by mutual agreement of the Company and the Purchaser at any time or (b) by either the Company or the Purchaser if the Closing shall not have occurred by the third (3rd) month following the date of this Agreement. If this Agreement is terminated in accordance with this Section 8.1 and the transactions contemplated hereby are not consummated, (i) this Agreement shall become null and void and of no further force and effect except that the terms and provisions of this Section 8 shall survive the termination of this Agreement and (ii) any termination of this Agreement shall not relieve any party hereto from any liability for any willful breach of its obligations hereunder.
     8.2 Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of Delaware without regard to conflict of laws provisions.
     8.3 Survival. The warranties, representations, and covenants of the Company and the Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and Closing.
     8.4 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
     8.5 Entire Agreement; Amendment; Expiration of Term Sheet. This Agreement, the Commercial Agreement, and the Form of Warrant, including the exhibits hereto and thereto, constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Purchaser. The Term Sheet between the Parties, executed August 25, 2005, shall expire at the execution of this Agreement.

     8.6 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by facsimile transmission, by hand or by messenger, addressed:
          (a) if to the Purchaser, to:
Abengoa Bioenergy R&D, Inc.
1400 Elbridge Payne Road
Suite 100
Chesterfield, MO 63005
Attn: Gerson Santos-Leon
Fax: 636-728-1148
          (b) if to the Company, to:
O2Diesel Corporation
100 Commerce Drive
Suite 300
Newark, Delaware 19713
Attn: Alan Rae
Fax: 302-266-7076
or at such other address as the Company shall have furnished to the Purchaser, with a copy to:
Arnold & Porter, LLP
1600 Tysons Blvd.
Suite 900
McLean, Virginia 22102
Attn: Kevin J. Lavin
Fax: 703-720-7399
Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when received if delivered personally, if sent by facsimile, the first business day after the date of confirmation that the facsimile has been successfully transmitted to the facsimile number for the party notified, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.
     8.7 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach or default of another party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

     8.8 Expenses. The Company and the Purchaser shall bear their own expenses incurred on their own behalf with respect to this Agreement and the transactions contemplated hereby.
     8.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which together shall constitute one instrument.
     8.10 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision, which shall be replaced with an enforceable provision closest in intent and economic effect as the severed provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.
     8.11 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
     8.12 Designation of Forum and Consent to Jurisdiction. The parties hereto (i) designate the courts of the State of Delaware as the forum where all matters pertaining to this Agreement may be adjudicated, and (ii) by the foregoing designation, consent to the exclusive jurisdiction and venue of such courts for the purpose of adjudicating all matters pertaining to this Agreement.
     8.13 Waiver of Jury Trial. Each of the parties hereto waives any right it may have to have a jury participate in resolving any dispute arising out of or related to this Agreement. Instead, any such disputes resolved in court shall be resolved in a bench trial without a jury.
     8.14 Confidentiality. Subject to required disclosure to governmental agencies, the Company and the Purchaser agree to use commercially reasonable efforts to maintain the confidentiality of this Agreement and any information and data provided by one party to the other in connection with the transactions contemplated by this Agreement. The Company and the Purchaser further agree they will not (i) use any portion of the information and data provided to such party by the other party for any purpose other than the consummation of the transactions contemplated by this Agreement, or (ii) except as contemplated by this Agreement or as previously disclosed in the Company’s security filings, disclose any portion of the information and data provided to such party by the other party to any persons or entities other than the officers, employees and consultants of such party who reasonably need to have access to the information and data provided to such party for purposes of the consummation of the transactions contemplated by this Agreement. The Company and the Purchaser shall be bound by the confidentiality obligations described herein for a period of three (3) years following the effective date of this Agreement.
[Remainder of Page Intentionally Left Blank]

     The foregoing agreement is hereby executed as of the date first set forth above.

O2Diesel Corporation

By:	/s/ Alan R. Rae

Name:	Alan R. Rae

Title:	CEO

Abengoa Bioenergy R&D, Inc.

By:	/s/ Gerson Santos Leon

Name:	Gerson Santos Leon

Title:	Director

[Signature Page to Common Stock and Warrant Purchase Agreement]

Exhibit A
Form of Warrant